Exhibit 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2013 of our report dated March 28, 2014 included in its Registration Statement on Form S-8 (No. 333-121335, No. 333-108776 and No. 333-158575), and Form S-3 (No. 333-106215 and No. 333-142674) relating to the financial statements and financial statement schedules for the year ended December 31, 2013 listed in the accompanying index.

/s/ Eide Bailly LLP

Salt Lake City, Utah

March 28, 2014

www.eidebailly.com

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